UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 5, 2019

InfraREIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36822	75-2952822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 North Akard Street
Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 855-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

As previously disclosed, on October 18, 2018, InfraREIT, Inc., a Maryland corporation (the “Company”), and InfraREIT Partners, LP, a Delaware limited partnership and subsidiary of the Company (the “Partnership”), entered into an Agreement and Plan of Merger with Oncor Electric Delivery Company LLC, a Delaware limited liability company (“Oncor”), 1912 Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Oncor, and Oncor T&D Partners, LP, a Delaware limited partnership and a wholly owned indirect subsidiary of Oncor, pursuant to which the Company, the Partnership and its subsidiaries will be acquired by Oncor for $21.00 per share or partnership unit, as applicable, in cash (the “Mergers”). Also on October 18, 2018, Sharyland Distribution & Transmission Services, L.L.C., a Texas limited liability company and subsidiary of the Company (“SDTS”), entered into an Agreement and Plan of Merger with Oncor and Sharyland Utilities, L.P., a Texas limited partnership and the Company’s sole tenant (“Sharyland”), pursuant to which, among other things, SDTS and Sharyland will exchange certain of their existing transmission and distribution assets immediately prior to the consummation of the Mergers (the “Asset Exchange”). On November 30, 2018, SDTS, Sharyland, Oncor and Sempra Energy (collectively, the “Joint Applicants”) filed a Sale-Transfer-Merger (“STM”) application with the Public Utility Commission of Texas (“PUCT”) requesting PUCT approval of the Mergers, the Asset Exchange and certain other transactions (collectively, the “Transactions”) and matters related thereto.

On April 5, 2019, the Joint Applicants, together with most of the other parties to the STM proceeding, filed a Stipulation of Settlement (“Settlement”) with the PUCT. The Settlement is subject to review and approval by the PUCT. A copy of the Settlement is available on the PUCT’s website at http://interchange.puc.texas.gov/Documents/48929_390_1013818.PDF. The information contained on the PUCT’s website is not part of, or incorporated by reference into, this Current Report on Form 8-K (this “Current Report”).

PUCT approval of the Transactions is the final pending regulatory approval that is required to close the Mergers and the other Transactions. In December 2018, the Company received early termination of the 30-day waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and in March 2019 the Transactions were approved by the Committee on Foreign Investment in the United States and the Federal Energy Regulatory Commission. Additionally, the approval of the Company’s stockholders was obtained in February 2019. The Company continues to expect the Transactions to close by mid-2019, subject to obtaining the PUCT approval and satisfaction of other customary closing conditions.

Forward Looking Statements

This Current Report contains forward-looking statements within the meaning of the federal securities laws that state the Company’s or its management’s intentions or expectations about future events. These statements include statements with respect to the consummation of the Transactions. Factors that could cause actual results to differ materially from those contemplated above include, among others, the risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including the failure to obtain regulatory approval necessary to consummate the Transactions or to obtain regulatory approvals on favorable terms.

Any forward-looking statement made by the Company in this Current Report is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfraREIT, Inc.

Date: April 8, 2019	By:	/s/ Stacey H. Doré
Stacey H. Doré
Senior Vice President and General Counsel